Exhibit 99(a)

Windstream reports third-quarter results
Affirms full-year financial guidance

Release date: Nov. 6, 2014

LITTLE ROCK, Ark. - Windstream (Nasdaq: WIN) today reported third-quarter results, highlighted by continued growth in enterprise and small-business revenues and solid performance in the consumer channel.

“Enterprise and small-business revenues grew sequentially and year-over-year, driven by solid enterprise sales. Our consumer channel also delivered another strong quarter,” said Jeff Gardner, president and CEO. “Windstream’s cash flow generation remains strong, and we expect to achieve our financial targets for 2014.”

Pro Forma Financial Results

Total revenues and sales were $1.46 billion in the third quarter, a decline of 2.9 percent from the same period a year ago.

Enterprise and small business service revenues were $752 million, a slight increase sequentially and year-over-year. Data and integrated services revenues grew 4 percent in the third quarter from the same period a year ago to $423 million due to sales of IP-based solutions and next generation data. Data center and managed services revenues, which total approximately $32 million, increased 21 percent from the same period a year ago.

Enterprise customer locations grew 3.6 percent from the same period a year ago, and average revenue per business customer increased 10 percent year-over-year.

“We continued to see positive trends during the quarter supporting our efforts to move up-market, evidenced by our acceleration in enterprise customer growth and average revenue per customer,” Gardner said.

Carrier revenue was $151 million, down 10 percent from the same period a year ago, primarily related to wireless carrier migrations from legacy TDM circuits to newer Ethernet technology.

Consumer broadband service revenues in the third quarter were $121 million, up 1.4 percent from the same period in 2013. Overall consumer service revenues in the third quarter were $321 million, an increase of 1.4 percent sequentially and a decrease of 0.3 percent from the same period a year ago.

“We are making solid progress in the consumer channel with continued focus on selling bundled services and faster speeds. In addition, we are making progress on fiber backhaul upgrades, which enable enhanced services and provide an improved customer experience,” Gardner said.

Wholesale revenues in the third quarter were $132 million, a decrease of 11 percent from the same period a year ago primarily due to rate reductions from intercarrier compensation reform.

In the third quarter, adjusted OIBDA was $525 million and adjusted capital expenditures were $194 million.

Windstream generated adjusted free cash flow of $253 million in the third quarter and $693 million year-to-date, a 2 percent increase over the same period a year ago due to cash interest savings and lower capital expenditures. The company has returned $452 million to shareholders in the form of dividends for the first nine months of the year.

Financial Guidance Affirmed

Windstream affirmed its previously provided financial guidance for total revenues, adjusted free cash flow and dividend payout ratio for 2014. Guidance includes total revenues for the year within a range of a 2.5 percent decline to a 1 percent increase as compared to 2013 revenues, and adjusted free cash flow of $775 million to $885 million, resulting in a dividend payout ratio ranging from 68 percent to 78 percent for the year. The company now expects total revenues to be at the low end of the range provided. Adjusted capital expenditures are expected to be approximately $775 million, modestly better than the original range of $800 million to $850 million. Cash taxes are now expected to be less than $10 million.

GAAP Financial Results

In the third quarter under Generally Accepted Accounting Principles (GAAP), Windstream reported total revenues and sales of $1.46 billion and net income of $8 million, or 1 cent per share. That compares to total revenues and sales of $1.50 billion and net income of $31 million, or 5 cents per share, during the same period in 2013.

GAAP results include approximately 2 cents in after-tax merger and integration and restructuring expense. Excluding these items, adjusted earnings per share would have been 3 cents for the third quarter.

REIT Update

Gardner said Windstream is making progress on all necessary steps to complete its spinoff of certain telecommunications assets into an independent, publicly traded real estate investment trust (REIT). Windstream has filed its preliminary Form 10 to register the REIT’s equity securities with the Securities and Exchange Commission and continues to work with public utility commissions to obtain state approvals where necessary.

Windstream anticipates that the spinoff of the REIT would occur in the first quarter of 2015.

Completion of the proposed spinoff is contingent on receipt of regulatory approvals, final approval from the Windstream board of directors, execution of definitive documentation, and satisfaction of other customary conditions. No assurances can be given that such conditions will be satisfied or as to the timing of any regulatory action. Windstream may, at any time and for any reason until the proposed transaction is complete, abandon the spinoff or modify or change the terms of the spinoff.

Conference Call

Windstream will hold a conference call at 7:30 a.m. CST today to review the company's third-quarter earnings results.

To access the call:

Interested parties can access the call by dialing 1-877-374-3977, conference ID 15971005, ten minutes prior to the start time.

To access the call replay:

A replay of the call will be available beginning at 10:30 a.m. CST today and ending at midnight on Nov. 13. The replay can be accessed by dialing 1-855-859-2056, conference ID 15971005.

Webcast information:

The conference call also will be streamed live over the company's website at www.windstream.com/investors. Financial, statistical and other information related to the call will be posted on the site. A replay of the webcast will be available on the website beginning at 10:30 a.m. CST today.

About Windstream

Windstream (Nasdaq: WIN), a FORTUNE 500 and S&P 500 company, is a leading provider of advanced network communications, including cloud computing and managed services, to businesses nationwide. The company also offers broadband, phone and digital TV services to consumers primarily in rural areas. For more information, visit the company’s online newsroom at news.windstream.com or follow on Twitter at @WindstreamNews.

Pro forma results adjust results of operations under GAAP to exclude all merger and integration costs related to strategic transactions. A reconciliation of pro forma results to the comparable GAAP measures is available on the company’s Web site at www.windstream.com/investors.

OIBDA is operating income before depreciation and amortization. Adjusted OIBDA adjusts OIBDA for the impact of merger and integration costs, restructuring charges, pension expense and stock-based compensation. Adjusted capital expenditures exclude the impact of integration-related capital expenditures. Adjusted free cash flow is adjusted OIBDA, minus cash interest, cash taxes and adjusted capital expenditures.

Windstream claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. Forward-looking statements include, but are not limited to, Windstream’s 2014 guidance for revenue, adjusted OBIDA, adjusted capital expenditures, adjusted free cash flow, dividend payout ratio and cash tax payments; and statements regarding the expected benefits and completion of the spinoff transaction. These statements, along with other forward-looking statements, including statements regarding Windstream’s business outlook and expectations for improved revenue trends and sales growth, are based on estimates, projections, beliefs, and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors.

Factors that could cause actual results to differ materially from those contemplated in Windstream’s forward-looking statements include, among others:

•	further adverse changes in economic conditions in the markets served by Windstream;

•	the extent, timing and overall effects of competition in the communications business;

•	the impact of new, emerging or competing technologies;

•
for certain operations where Windstream leases facilities from other carriers, adverse effects on the availability, quality of service and price of facilities and services provided by other carriers on which Windstream’s services depend;

•
the uncertainty regarding the implementation of the Federal Communications Commission's ("FCC") rules on intercarrier compensation adopted in 2011, and the potential for the adoption of further rules by the FCC or Congress on intercarrier compensation and/or universal service reform proposals that result in a significant loss of revenue to Windstream;

•	unfavorable rulings by state public service commissions in proceedings regarding universal service funds, intercarrier compensation or other matters that could reduce revenues or increase expenses;

•	material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers;

•	earnings on pension plan investments significantly below Windstream’s expected long term rate of return for plan assets or a significant change in the discount rate;

•	unfavorable results of litigation or intellectual property infringement claims asserted against Windstream;

•
the company’s ability to continue to pay dividends, which may be affected by changes in the company’s cash requirements, capital spending plan, cash tax payment obligations, or financial position, and which is subject to the company’s capital allocation policy and may be changed at any time by the discretion of Windstream’s board of directors;

•
unanticipated increases or other changes in the company’s future cash requirements, whether caused by unanticipated increases in capital expenditures, increases in pension funding requirements, or otherwise;

•	the availability and cost of financing in the corporate debt markets;

•	the potential for adverse changes in the ratings given to Windstream’s debt securities by nationally accredited ratings organizations;

•
the risks associated with non-compliance by Windstream with regulations or statutes applicable to government programs under which Windstream receives material amounts of end user revenue and government subsidies, or non-compliance by Windstream, its partners, or its subcontractors with any terms of its government contracts;

•	the risks associated with the integration of acquired businesses or the ability to realize anticipated synergies, cost savings and growth opportunities;

•	the effects of federal and state legislation, and rules and regulations governing the communications industry;

•	continued loss of consumer voice lines and consumer high-speed Internet customers;

•	the impact of equipment failure, natural disasters or terrorist acts;

•	the effects of work stoppages by Windstream employees or employees of other communications companies on whom Windstream relies for service; and

•
those additional factors under "Risk Factors" in Item 1A of Part I of Windstream’s Form 10-K for the year ended December 31, 2013, and in subsequent filings with the Securities and Exchange Commission at www.sec.gov.

Additional forward-looking statements specific to the proposed spinoff and formation of the REIT, include, but are not limited to, statements regarding the completion of the transaction, the expected closing date of the transaction, the expected benefits of the transaction, the expected financial attributes of the new Windstream and the REIT company, including the rent amount, the pro forma dividend and amount, the number of REIT shares to be issued to shareholders, the leverage ratio and the values for each company. Such statements are based on estimates, projections, beliefs and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results may differ materially from those expressed in the forward-looking statements as a result of a number of important factors. Factors that could cause actual results to differ materially from those contemplated in the company’s forward-looking statements include, among others:

•	the anticipated timing of the closing of the pending transaction and proposed spinoff;

•	the expected tax treatment of the pending transaction and proposed spinoff;

•	the ability of each of Windstream (post-spin) and the new REIT company to conduct and expand their respective businesses following the proposed spinoff; and

•	the ability to receive, or delays in obtaining, the regulatory approvals required to complete the proposed spinoff.

In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes.

Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream’s actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream’s future results included in other filings by Windstream with the Securities and Exchange Commission at www.sec.gov.

-end-

Media Contact:
David Avery, 501-748-5876
david.avery@windstream.com

Investor Contact:
Mary Michaels, 501-748-7578
mary.michaels@windstream.com

Exhibit 99(a)

WINDSTREAM HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)	THREE MONTHS ENDED				NINE MONTHS ENDED
			Increase				Increase
	September 30,	September 30,	(Decrease)		September 30,	September 30,	(Decrease)
	2014	2013	Amount	%	2014	2013	Amount	%
UNDER GAAP:
Revenues and sales:
Service revenues	$1,409.6	$1,442.8	$(33.2)	(2)	$4,247.0	$4,339.5	$(92.5)	(2)
Product sales	45.9	55.7	(9.8)	(18)	139.4	157.2	(17.8)	(11)
Total revenues and sales	1,455.5	1,498.5	(43.0)	(3)	4,386.4	4,496.7	(110.3)	(2)
Costs and expenses:
Cost of services (exclusive of depreciation and amortization included below)	670.9	644.8	26.1	4	1,967.8	1,932.6	35.2	2
Cost of products sold	39.0	46.2	(7.2)	(16)	120.1	138.2	(18.1)	(13)
Selling, general and administrative	231.9	243.1	(11.2)	(5)	734.7	717.6	17.1	2
Depreciation and amortization	348.5	338.2	10.3	3	1,031.4	999.7	31.7	3
Merger and integration costs	10.0	5.8	4.2	72	26.0	17.8	8.2	46
Restructuring charges	3.6	0.8	2.8	*	19.8	8.3	11.5	*
Total costs and expenses	1,303.9	1,278.9	25.0	2	3,899.8	3,814.2	85.6	2
Operating income	151.6	219.6	(68.0)	(31)	486.6	682.5	(195.9)	(29)
Other (expense) income, net	(0.1)	(5.6)	5.5	(98)	0.1	(5.0)	5.1	*
Loss on early extinguishment of debt	—	(14.7)	14.7	—	—	(28.5)	28.5	—
Interest expense	(143.4)	(148.8)	5.4	(4)	(427.8)	(479.7)	51.9	(11)
Income from continuing operations before income taxes	8.1	50.5	(42.4)	(84)	58.9	169.3	(110.4)	(65)
Income taxes	0.1	19.9	(19.8)	(99)	20.9	47.4	(26.5)	(56)
Income from continuing operations	8.0	30.6	(22.6)	(74)	38.0	121.9	(83.9)	(69)
Discontinued operations, net of tax	—	—	—	*	—	0.7	(0.7)	—
Net income	$8.0	$30.6	$(22.6)	(74)	$38.0	$122.6	$(84.6)	(69)

Weighted average common shares	597.8	589.5	8.3	1	596.5	588.3	8.2	1
Common shares outstanding	602.6	596.1	6.5	1

Basic and diluted earnings per share:
Net income	$.01	$.05	($.04)	(80)	$.06	$.20	($.14)	(70)

PRO FORMA RESULTS OF OPERATIONS (A):
OIBDA (B)	$510.1	$563.6	$(53.5)	(9)	$1,544.0	$1,700.0	$(156.0)	(9)
Adjusted OIBDA (C)	$524.5	$574.5	$(50.0)	(9)	$1,608.3	$1,742.2	$(133.9)	(8)
Adjusted capital expenditures (D)	$193.9	$187.4	$6.5	3	$552.7	$641.8	$(89.1)	(14)

* Not meaningful
(A)
Pro forma results adjust results of operations under GAAP to exclude all merger and integration costs related to strategic transactions. For further details on these adjustments, see the Notes to Unaudited Reconciliation of Operating Income and Capital Expenditures Under GAAP to Pro Forma Adjusted OIBDA and Pro Forma Adjusted Capital Expenditures.

(B)	OIBDA is operating income before depreciation and amortization and merger and integration costs.
(C)
Adjusted OIBDA adjusts OIBDA for the impact of restructuring charges, pension expense and share-based compensation. For further details on these adjustments, see the Notes to Unaudited Reconciliation of Operating Income and Capital Expenditures Under GAAP to Pro Forma Adjusted OIBDA and Pro Forma Adjusted Capital Expenditures.

(D)
Adjusted capital expenditures exclude the impact of integration-related capital expenditures. For further details on these adjustments, see the Notes to Unaudited Reconciliation of Operating Income and Capital Expenditures Under GAAP to Pro Forma Adjusted OIBDA and Pro Forma Adjusted Capital Expenditures.

Exhibit 99(a)

WINDSTREAM HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL OPERATING INFORMATION
(In thousands)

	THREE MONTHS ENDED				NINE MONTHS ENDED
			Increase				Increase
	September 30,	September 30,	(Decrease)		September 30,	September 30,	(Decrease)
	2014	2013	Amount	%	2014	2013	Amount	%
Business operating metrics:
Customer locations (A)
Enterprise (B)	216.3	208.8	7.5	4
Small business (C)	364.4	403.7	(39.3)	(10)
Total customer locations	580.7	612.5	(31.8)	(5)

Net customer location losses	5.3	8.1	(2.8)	(35)	31.8	30.3	1.5	5

Total business customers	357.7	393.9	(36.2)	(9)

Carrier special access circuits (D)	84.3	101.5	(17.2)	(17)

Consumer operating metrics:
Voice lines	1,640.5	1,752.7	(112.2)	(6)
High-speed Internet	1,142.0	1,183.4	(41.4)	(3)
Digital television customers	389.9	409.5	(19.6)	(5)
Total consumer connections	3,172.4	3,345.6	(173.2)	(5)

Net voice line losses	29.8	30.6	(0.8)	(3)	112.2	112.5	(0.3)	—
Net high-speed Internet losses	11.8	11.1	0.7	6	41.4	32.8	8.6	26

* Not meaningful
(A)	Business customer locations include each individual location to which we provide service and exclude carrier special access circuits.
(B)	Enterprise locations represent customer relationships that generate $750 or more in revenue per month.
(C)	Small business locations represent customer relationships that generate less than $750 in revenue per month.
(D)
Carrier special access circuits are dedicated circuits purchased by telecommunication carriers to transport traffic from wireless towers, between points on their network or from their network to a customer location.

Exhibit 99(a)

WINDSTREAM HOLDINGS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS UNDER GAAP
(In millions)

ASSETS			LIABILITIES AND SHAREHOLDERS' EQUITY

	September 30,	December 31,		September 30,	December 31,
	2014	2013		2014	2013
CURRENT ASSETS:			CURRENT LIABILITIES:

Cash and cash equivalents	$103.7	$48.2	Current maturities of long-term debt	$92.5	$85.0
Restricted cash	7.7	9.7	Current portion of interest rate swaps	29.4	30.0
Accounts receivable, net	617.3	635.3	Accounts payable	356.5	385.9
Inventories	68.1	67.7	Advance payments and customer deposits	216.7	223.5
Deferred income taxes	69.5	241.5	Accrued dividends	152.7	151.1
Prepaid income taxes	21.0	29.7	Accrued taxes	97.6	104.2
Prepaid expenses and other	140.8	152.7	Accrued interest	169.8	103.5
			Other current liabilities	288.7	362.4

Total current assets	1,028.1	1,184.8	Total current liabilities	1,403.9	1,445.6

Goodwill	4,331.4	4,331.4	Long-term debt	8,568.6	8,622.2
Other intangibles, net	1,825.7	2,020.1	Deferred income taxes	1,872.5	2,038.3
Net property, plant and equipment	5,456.3	5,702.6	Other liabilities	527.7	498.3
Other assets	190.1	205.7	Total liabilities	12,372.7	12,604.4

			SHAREHOLDERS' EQUITY:
			Common stock	0.1	0.1
			Additional paid-in capital	437.7	811.6
			Accumulated other comprehensive income	21.1	28.5
			Retained earnings	—	—
			Total shareholders' equity	458.9	840.2

			TOTAL LIABILITIES AND
TOTAL ASSETS	$12,831.6	$13,444.6	SHAREHOLDERS' EQUITY	$12,831.6	$13,444.6

Exhibit 99(a)

WINDSTREAM HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS UNDER GAAP
(In millions)
	THREE MONTHS ENDED		NINE MONTHS ENDED
	September 30,	September 30,	September 30,	September 30,
	2014	2013	2014	2013
Cash Provided from Operations:
Net income	$8.0	$30.6	$38.0	$122.6
Adjustments to reconcile net income to net cash provided from operations:
Depreciation and amortization	348.5	338.4	1,031.4	1,000.3
Provision for doubtful accounts	15.8	16.8	38.8	49.8
Share-based compensation expense	10.6	11.2	38.3	34.0
Deferred income taxes	0.3	15.6	10.8	59.6
Unamortized net premium on retired debt	—	0.6	—	(38.1)
Amortization of unrealized losses on de-designated interest rate swaps	3.9	6.0	12.2	31.6
Plan curtailment and other, net	5.8	4.3	11.5	(18.5)
Changes in operating assets and liabilities, net:
Accounts receivable	(2.1)	(38.1)	(20.8)	(70.5)
Prepaid income taxes	(3.7)	4.2	8.7	4.3
Prepaid expenses and other	12.6	0.5	(4.1)	(23.7)
Accounts payable	(10.4)	59.6	(49.2)	25.8
Accrued interest	67.1	23.9	64.8	39.5
Accrued taxes	2.6	1.0	(6.6)	—
Other current liabilities	11.1	(23.9)	(0.8)	(47.0)
Other liabilities	(28.6)	(3.5)	(38.3)	(16.4)
Other, net	(10.5)	0.9	(22.1)	7.4
Net cash provided from operations	431.0	448.1	1,112.6	1,160.7
Cash Flows from Investing Activities:
Additions to property, plant and equipment	(193.9)	(193.8)	(552.7)	(666.0)
Broadband network expansion funded by stimulus grants	(1.3)	(8.7)	(11.6)	(28.8)
Changes in restricted cash	0.2	1.6	2.0	13.0
Grant funds received for broadband stimulus projects	4.1	17.8	25.8	53.5
Grant funds received from Connect America Fund	—	—	26.0	—
Network expansion funded by Connect America Fund	(2.0)	—	(2.0)	—
Net cash used in investing activities	(192.9)	(183.1)	(512.5)	(628.3)
Cash Flows from Financing Activities:
Dividends paid to shareholders	(150.7)	(148.3)	(451.6)	(444.6)
Repayments of debt and swaps	(380.5)	(1,667.0)	(1,049.0)	(4,093.2)
Proceeds of debt issuances	350.0	1,562.5	985.0	3,997.5
Debt issuance costs	—	(10.1)	—	(29.7)
Payments under capital lease obligations	(7.7)	(5.6)	(19.8)	(13.8)
Other, net	(0.3)	(1.4)	(9.2)	(7.2)
Net cash used in financing activities	(189.2)	(269.9)	(544.6)	(591.0)
Increase (decrease) in cash and cash equivalents	48.9	(4.9)	55.5	(58.6)
Cash and Cash Equivalents:
Beginning of period	54.8	78.3	48.2	132.0
End of period	$103.7	$73.4	$103.7	$73.4

Exhibit 99(a)

WINDSTREAM HOLDINGS, INC.
UNAUDITED RECONCILIATION OF OPERATING INCOME AND CAPITAL EXPENDITURES UNDER GAAP TO PRO FORMA (A)
ADJUSTED OIBDA AND PRO FORMA ADJUSTED CAPITAL EXPENDITURES (NON-GAAP)
(In millions)

		THREE MONTHS ENDED			NINE MONTHS ENDED
		September 30,	September 30,		September 30,	September 30,
		2014	2013		2014	2013

Operating income from continuing operations under GAAP		$151.6	$219.6		$486.6	$682.5
Pro forma adjustments:
Merger and integration costs	(B)	10.0	5.8	(B)	26.0	17.8
Pro forma operating income		161.6	225.4		512.6	700.3
Depreciation and amortization expense	(B)	348.5	338.2	(B)	1,031.4	999.7
Pro forma OIBDA		510.1	563.6		1,544.0	1,700.0
Other adjustments:
Pension expense (benefit)	(B)	0.2	(1.1)	(B)	6.2	—
Restructuring charges	(B)	3.6	0.8	(B)	19.8	8.3
Share-based compensation	(B)	10.6	11.2	(B)	38.3	33.9
Pro forma adjusted OIBDA		$524.5	$574.5		$1,608.3	$1,742.2

Capital expenditures under GAAP		$193.9	$193.8		$552.7	$666.0
Pro forma adjustments:
Integration capital expenditures		—	6.4		—	24.2
Pro forma adjusted capital expenditures	(C)	$193.9	$187.4	(C)	$552.7	$641.8

(A)	Pro forma results adjust results of operations under GAAP to exclude merger and integration-related costs related to strategic transactions.
(B)	Represents applicable expense as reported under GAAP.
(C)	Pro forma adjusted capital expenditures exclude the impact of integration-related capital expenditures.

Exhibit 99(a)

WINDSTREAM HOLDINGS, INC.
NOTES TO UNAUDITED RECONCILIATION OF OPERATING INCOME AND CAPITAL EXPENDITURES UNDER GAAP TO PRO FORMA
ADJUSTED OIBDA AND PRO FORMA ADJUSTED CAPITAL EXPENDITURES

Windstream Holdings, Inc ("Windstream", "we", "us", "our") has disclosed in our Form 8-K furnished on November 6, 2014, that we have presented in this press release unaudited pro forma results, which excludes all merger and integration costs resulting from strategic transactions. In addition to pro forma adjustments, we have presented certain measures of our operating performance, excluding the impact of restructuring charges, pension expense (benefit) and share-based compensation. We have made certain reclassifications and revisions to prior periods to conform with the current year presentation.

Our purpose for excluding non-recurring items, restructuring charges, pension and share-based compensation is to improve the comparability of our results of operations for the three and nine month periods ended September 30, 2014, to the same periods of 2013 in order to focus on the true earnings capacity associated with providing telecommunication services. Additionally, management believes that presenting pro forma measures assists investors by providing more meaningful comparisons of results from current and prior periods, and by providing information that is a better reflection of the core earnings capacity of our current operations. We use pro forma results, including pro forma OIBDA, pro forma adjusted OIBDA, pro forma capital expenditures and adjusted free cash flow as key measures of the operational performance of our business. Our management, including our chief executive officer, the chief operating decision-maker, consistently uses these measures for internal reporting and the evaluation of business objectives, opportunities and performance.

We claim the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. Forward looking statements include, but are not limited to, statements about our expectation to maintain our current dividend practice at the current rate of dividend, expected levels of support from universal service funds or other government programs, expected rates of loss of voice lines or inter-carrier compensation, expected increases in business data connections, our expected ability to fund operations, expected required contributions to our pension plan, capital expenditures, cash income tax payments, and certain debt maturities from cash flows from operations, expected synergies and other benefits from completed acquisitions, expected effective federal income tax rates, the amounts expected to be received from the Rural Utilities Service to fund a portion of our broadband stimulus projects and the expected benefits of those projects and forecasted capital expenditure amounts. These and other forward-looking statements are based on estimates, projections, beliefs, and assumptions that we believe are reasonable but are not guarantees of future events and results. Actual future events and our results may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Factors that could cause actual results to differ materially from those contemplated in our forward-looking statements include, among others: further adverse changes in economic conditions in the markets served by us; the extent, timing and overall effects of competition in the communications business; the impact of new, emerging or competing technologies; for certain operations where we lease facilities from other carriers, adverse effects on the availability, quality of service and price of facilities and services provided by other carriers on which our services depend; the uncertainty regarding the implementation of the Federal Communications Commission's ("FCC") rules on intercarrier compensation adopted in 2011, the potential for the adoption of further rules by the FCC or Congress on intercarrier compensation and/or universal service reform proposals that result in a significant loss of revenue to us; unfavorable rulings by state public service commissions in proceedings regarding universal service funds, inter-carrier compensation or other matters that could reduce revenues or increase expenses; material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers; earnings on pension plan investments significantly below our expected long term rate of return for plan assets or a significant change in the discount rate; unfavorable results of litigation or intellectual property infringement claims asserted against us; our ability to continue to pay dividends, which may be affected by changes in our cash requirements, capital spending plan, cash tax payment obligations, or financial position, and which is subject to our capital allocation policy and may be changed at any time at the discretion of our board of directors; unanticipated increases or other changes in our future cash requirements, whether caused by unanticipated increases in capital expenditures, increases in pension funding requirements, or otherwise; the availability and cost of financing in the corporate debt markets; the potential for adverse changes in the ratings given to our debt securities by nationally accredited ratings organizations; the risks associated with non-compliance by us with regulations or statutes applicable to government programs under which we receive material amounts of end user revenue and government subsidies, or non-compliance by us, our partners, or our subcontractors with any terms of our government contracts; the risks associated with the integration of acquired businesses or the ability to realize anticipated synergies, cost savings and growth opportunities; the effects of federal and state legislation, and rules and regulations governing the communications industry; continued loss of consumer voice lines and consumer high-speed Internet customers; the impact of equipment failure, natural disasters or terrorist acts; the effects of work stoppages by our employees or employees of other communications companies on whom we rely for service; and those additional factors under the caption “Risk Factors” in our Form 10-K for the year ended December 31, 2013, and in subsequent filings with the Securities and Exchange Commission at www.sec.gov.

Additional forward-looking statements specific to the proposed spin-off and formation of the Real Estate Investment Trust ("REIT"), include but are not limited to, statements regarding the completion of the transaction, the expected closing date of the transaction, the expected benefits of the transaction, the expected financial attributes of the new Windstream and the REIT company including the initial rent amount, the pro forma dividend and amount, the number of REIT shares to be issued to shareholders, the leverage ratio for each company, and the illustrative trading multiples and values for each company. Such statements are based on estimates, projections, beliefs and assumptions that we believe are reasonable but are not guarantees of future events and results. Actual future events and results may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Factors that could cause actual results to differ materially from those contemplated in our forward-looking statements include, among others: the anticipated timing of the closing of the pending transaction and proposed spin-off; the expected tax treatment of the pending transaction and proposed spin-off; the ability of each of Windstream (post-spin) and the new REIT company to conduct and expand their respective businesses following the proposed spin-off; and the ability to receive, or delays in obtaining, the regulatory approvals required to complete the proposed spin-off.

In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause our actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect our future results included in our other filings with the Securities and Exchange Commission at www.sec.gov.